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                                                                    Exhibit 10.9

                               DT INDUSTRIES, INC.
                SECOND AMENDMENT TO 1996 LONG-TERM INCENTIVE PLAN


     WHEREAS, DT Industries, Inc., a Delaware corporation (the "Company"), adopted the DT Industries, Inc. 1996 Long-Term Incentive Plan (as amended, the "Plan"); and

     WHEREAS, capitalized terms used herein and not otherwise defined have the meanings given such terms in the Plan; and

     WHEREAS, Section 9 of the Plan provides that the Board may at any time amend or revise the terms of the Plan, subject to certain limitations described therein; and

     WHEREAS, the Board has resolved to make certain amendments and revisions to the Plan.

     NOW, THEREFORE, the Plan is hereby amended, effective as of June 20, 2002, as follows:

     1. Section 8 of the Plan, as amended, is hereby amended to add subsection
(n) as follows:

          (n) Reduction of exercise price; cancellation of any Stock Option. Unless approved by a majority vote of the shares of common stock of the Company then outstanding, the Company shall not reduce the exercise price of any Stock Option outstanding or to be granted in the future; cancel any outstanding Stock Options held by a grantee with an agreement to re-grant Stock Options to such optionee at a lower exercise price (including entering into any "6 month and 1 day" cancellation and re-grant scheme), whether or not the cancelled Stock Options are put back into the available pool for grant; replace underwater options with restricted stock in an exchange, buy-back or other similar scheme; or replace any Stock Options with new Stock Options having a lower exercise price or accelerated vesting schedule in an exchange, buy-back or other similar scheme.

     2. Section 9(a) of the Plan, as amended, is hereby amended and restated to read in its entirety as follows:

          (a) Except as otherwise provided in this Plan, the Board may at any time terminate and, from time to time, may amend or modify this Plan. Any such action of the Board may be taken without the approval of the Company's shareholders, but only to the extent that such shareholder approval is not required by applicable law or regulation, including specifically Rule 16b-3 under the Exchange Act and Section 162(m) of the Code. Notwithstanding the foregoing, Sections 6(a) and 8(n) may not be amended or repealed without the affirmative vote of the holders of a majority of the shares present and entitled to vote at a duly convened meeting of stockholders.


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     3. No other provision of the Plan shall be altered, amended, revised or otherwise modified hereby.

     IN WITNESS WHEREOF, this Amendment has been duly executed by order of the Board as of the 20th day of June, 2002.


                                  DT INDUSTRIES, INC.


                                  By:  /s/ Dennis S. Dockins
                                      -----------------------
                                      Dennis S. Dockins
                                      General Counsel and Secretary